UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 14, 2019

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
Following Ms. Rebecca J. Kujawa’s previously reported appointment, effective March 1, 2019, as executive vice president, finance and chief financial officer of NextEra Energy, Inc. (NEE), on February 14, 2019 the Compensation Committee of NEE’s Board of Directors approved grants to Ms. Kujawa under the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan of (i) a target number of 5,057 performance shares for the three-year period beginning on January 1, 2019 and ending December 31, 2021, (ii) 998 shares of performance-based restricted stock which will vest ratably over three years on February 15 of 2020, 2021 and 2022 and (iii) 14,030 non-qualified stock options with an exercise price of $182.61 per share, which will vest ratably over three years on February 15 of 2020, 2021 and 2022. Payout of the performance share award and vesting of performance-based restricted stock are subject to NEE’s attainment of specified performance objectives.

Effective March 1, 2019, Ms. Kujawa will participate in the NEE Executive Severance Benefit Plan, which provides for the payment of severance benefits to senior executives if their employment is involuntarily terminated in specified circumstances and will be offered an executive retention employment agreement with NEE, which affords Ms. Kujawa certain protections and benefits in the event of a change in control of NEE during a three-year transition period. In addition, Ms. Kujawa will receive enhanced credits in connection with her participation in the NextEra Energy Supplemental Executive Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2019

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.

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